INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statements No. 333-74413 and No. 333-83937 of MediaBay, Inc. (formerly Audio Book Club, Inc.) on Form S-3 and in Registration Statement No. 333-83935 on Form S-8 of our report dated February 14, 2000, except for Note 17, as to which the date is March 20, 2000, appearing in the Annual Report on Form 10-KSB of MediaBay, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
June   23, 2000